Exhibit 5.1

June 9, 2023

The Board of Directors

BranchOut Food Inc.

205 SE Davis Ave., Suite C

Bend, Oregon 97702

Re:	Form S-1 Registration Statement filed by BranchOut Food Inc., a Nevada corporation

Ladies and Gentlemen:

We have acted as counsel to BranchOut Food Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1, as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), File No. 333-271422.

The Registration Statement relates to (A) the issuance and sale by the Company of up to 3,473,015 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), which includes: (A) 1,100,000 shares of Common Stock of the Company to be issued and sold in the Offering (the “Firm Shares”); (B) up to 165,000 shares of Common Stock to be issued and sold in the Offering in the event that Alexander Capital, L.P., acting as representative of the underwriters and the sole bookrunner (the “Representative”) exercises its over-allotment option in full (the “Option Shares”); (C) 75,900 shares of Common Stock issuable under the warrant (the “Representative Warrant” and the “Representative Warrant Shares”) to purchase shares of Common Stock issuable upon the exercise of the Representative Warrant, to be issued to the Representative as compensation for its services pursuant to the underwriting agreement to be entered into by and between the Company and the Representative (the “Underwriting Agreement”); (D) 365,141 shares of Common Stock issuable upon exercise of certain outstanding Warrants (the “Investor Warrants” and the “Investor Warrants Shares”), (E) 1,572,184 shares of Common Stock issuable upon conversion of certain outstanding convertible notes (the “Convertible Notes” and the “Convertible Notes Shares”); and (F) 184,790 shares of Common Stock held by existing stockholders of the Company (the “Existing Stockholder Shares”), each as described in the Registration Statement.

The Firm Shares, the Option Shares, the Representative Warrant Shares, the Investor Warrants Shares, Convertible Notes Shares and the Existing Stockholder Shares are collectively referred to as the “Securities” for the purposes hereof. The offering of the Securities by the Company pursuant to the Registration Statement, the prospectus that is a part of the Registration Statement (“Prospectus”) and the Underwriting Agreement are collectively referred to herein as the “Offering.” Capitalized terms not defined herein shall have the meaning ascribed to them in the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, (a) the articles of incorporation and bylaws of the Company as are currently in effect; (b) a certificate of the Company as to certain factual matters, including adoption of certain resolutions of the board of directors and shareholders; (c) certificates and reports of various state authorities and public officials; (d) the form of Underwriting Agreement to be executed by the Company and the Representative, which has been filed as Exhibit 1.1 to the Registration Statement and (e) a form of the share certificate representing the Common Stock of the Company.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

(A)	The Securities have been duly authorized and will be, when issued and delivered as described in the Registration Statement and pursuant to the terms of the respective transaction documents, validly issued, fully paid and nonassessable; and
(B)	the Representative Warrant Shares, the Investor Warrant Shares, the Convertible Notes Shares and the Existing Stockholders Shares, when issued and delivered by the Company upon exercise of such Representative Warrant, Investor Warrant, or Convertible Note, as applicable, in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

In rendering our opinion, we have relied on the applicable laws of the State of Nevada, as those laws presently exist and as they have been applied and interpreted by courts having jurisdiction within the State of Nevada. We express no opinion as to the laws of any other jurisdiction.

This opinion letter speaks as of its date. We disclaim any express or implied undertaking or obligation to advise of any subsequent change of law or fact (even though the change may affect the legal analysis or a legal conclusion in this opinion letter). This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and consent to the reference of our firm under “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Very truly yours,

/s/ Parr Brown Gee & Loveless, P.C.
Parr Brown Gee & Loveless, P.C.

-2-